EXHIBIT 10.3






                          IRON MOUNTAIN INCORPORATED(1)

                            1995 STOCK INCENTIVE PLAN


           1.        PURPOSE

           The purpose of this 1995 Stock Incentive Plan (the "Plan") is to encourage key employees, directors, and consultants of Iron Mountain Incorporated (the "Company") and its Subsidiaries (as hereinafter defined) to continue their association with the Company, by providing favorable opportunities for them to participate in the ownership of the Company and in its future growth through the granting of awards ("Awards") of stock, stock options, and other rights to compensation in amounts determined by the value of the Company's stock. The term "Subsidiary" as used in the Plan means a corporation of which the Company owns, directly or indirectly through an unbroken chain of ownership, fifty percent (50%) or more of the total combined voting power of all classes of stock.


           2.  ADMINISTRATION OF THE PLAN

           The Plan shall be administered by the Board of Directors of the Company (the "Board") or, in the discretion of the Board, a committee or subcommittee of the Board (the "Committee"), appointed by the Board and composed of at least two (2) members of the Board. In the event that a vacancy on the Committee occurs on account of the resignation of a member or the removal of a member by vote of the Board, a successor member shall be appointed by vote of the Board. All references in the Plan to the "Committee" shall be understood to refer to the Committee or the Board, whoever shall administer the Plan.

           For so long as Section 16 of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), is applicable to the Company, each member of the Committee shall be a "non-employee director" or the equivalent within the meaning of Rule 16b-3 under the Exchange Act, and, for so long as Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), is applicable to the Company, an "outside director" within the meaning of Section 162 of the Code and the regulations thereunder. The Committee shall select those persons to receive Awards under the Plan ("Participants") and determine the terms and conditions of all Awards.


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     (1) As amended through May 28, 1998.


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           The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee. The Committee shall have the authority to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. All questions of interpretation and application of such rules and regulations, of the Plan and of options granted thereunder (the "Options"), and of Common Stock transferred subject to restrictions under the Plan ("Restricted Stock"), and stock appreciation rights granted under the Plan ("SARs") (collectively, "Other Rights") shall be subject to the determination of the Committee, which shall be final and binding.

           With respect to persons subject to Section 16 of the Exchange Act ("Insiders"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed to be modified so as to be in compliance with such Rule, or, if such modification is not possible, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Committee.

           The Plan shall be administered in such a manner as to permit those Options granted hereunder and specially designated under Section 5 to qualify as incentive stock options as described in Section 422 of the Code.


           3.  STOCK SUBJECT TO THE PLAN

           The total number of shares of stock which may be subject to Options and Other Rights under the Plan shall be 3,000,000(2) of the Company's outstanding Class A Common Stock, $0.01 par value per share, from either authorized but unissued shares or treasury shares. For purposes of the limitation set forth in the preceding sentence, options granted under the Iron Mountain Information Services, Inc. Stock Option Plan and outstanding on the effective date of this Plan shall be treated as Options. The number of shares stated in this Section 3 shall be subject to adjustment in accordance with the provisions of Section 11. Shares of Restricted Stock that fail to vest, and shares of Common Stock subject to an Option that is neither fully exercised prior to its expiration or other termination nor terminated by reason of the exercise of an SAR related to the Option, shall again become available for grant under the terms of the Plan.

           The total amount of the Common Stock with respect to which Options and Other Rights may be granted to any single employee under the Plan shall not exceed in the aggregate 350,000 shares.

           The Company intends that the Plan shall apply to "common stock" proposed to be issued as a result of the Company's recapitalization in connection with an offering of "common stock" proposed to be registered under the Securities Act of 1933, as amended (the "Securities Act"),


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     (2)Gives effect to a three-for-two stock split effected in the form of a dividend on the Common Stock on July 31, 1998.


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                                       -3-

and intends that the provisions of Section 11 of the Plan shall be construed so as to achieve this result.


           4.  ELIGIBILITY

           The individuals who shall be eligible for grant of Options and Other Rights under the Plan shall be key employees, directors and other individuals who render services of special importance to the management, operation, or development of the Company or a Subsidiary, and who have contributed or may be expected to contribute materially to the success of the Company or a Subsidiary. Incentive stock options ("ISOs") shall not be granted to any individual who is not an employee of the Company or a Subsidiary. The term "Optionee," as used in the Plan, refers to any individual to whom an Option or Other Right has been granted.


           5.  TERMS AND CONDITIONS OF OPTIONS

           Every Option shall be evidenced by a written Stock Option Agreement in such form as the Committee shall approve from time to time, specifying the number of shares of Common Stock that may be purchased pursuant to the Option, the time or times at which the Option shall become exercisable in whole or in part, whether the Option is intended to be an ISO or a non-qualified stock option ("NSO"), and such other terms and conditions as the Committee shall approve, and containing or incorporating by reference the following terms and conditions:

                     (a) Duration. The duration of each Option shall be as specified by the Committee in its discretion; provided, however, that no ISO shall expire later than ten (10) years from its date of grant, and no ISO granted to an employee who owns (directly or under the attribution rules of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary shall expire later than five (5) years from its date of grant.

                     (b) Exercise Price. The exercise price of each Option shall be any lawful consideration, as specified by the Committee in its discretion; provided, however, that the price with respect to an ISO shall be at least one hundred percent (100%) of the fair market value of the shares on the date on which the Committee awards the Option, which shall be considered the date of grant of the Option for purposes of fixing the price; and provided further that the price with respect to an ISO granted to an employee who at the time of grant owns (directly or under the attribution rules of Section 424(d) of the Code) stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or of any Subsidiary shall be at least one hundred ten percent (110%) of the fair market value of the shares on the date of grant of the ISO. For purposes of the Plan, except as may be otherwise explicitly provided in the Plan or in any Stock Option Agreement, Restricted Stock Agreement, SAR Agreement or similar document, the "fair market value" of a share of Common Stock at any particular date shall be determined according to the following rules: (i) if the Common Stock is not at the time listed or admitted to trading on a stock exchange or the Nasdaq National Market, the fair market value shall be the closing price of the Common Stock on the date in question in the over-
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                                       -4-

           the-counter market, as such price is reported in a publication of general circulation selected by the Board and regularly reporting the price of the Common Stock in such market; provided, however, that if the price of the Common Stock is not so reported, the fair market value shall be determined in good faith by the Board, which may take into consideration (1) the price paid for the Common Stock in the most recent trade of a substantial number of shares known to the Board to have occurred at arm's length between willing and knowledgeable investors, or (2) an appraisal by an independent party, or (3) any other method of valuation undertaken in good faith by the Board, or some or all of the above as the Board shall in its discretion elect; or (ii) if the Common Stock is at the time listed or admitted to trading on any stock exchange or the Nasdaq National Market, then the fair market value shall be the mean between the lowest and highest reported sale prices (or the lowest reported bid price and the highest reported asked price) of the Common Stock on the date in question on the principal exchange on which the Common Stock is then listed or admitted to trading. If no reported sale of Common Stock takes place on the date in question on the principal exchange or the Nasdaq National Market, as the case may be, then the reported closing sale price (or the reported closing asked price) of the Common Stock on such date on the principal exchange or the Nasdaq National Market, as the case may be, shall be determinative of fair market value.

                     (c) Method of Exercise. To the extent that it has become exercisable under the terms of the Stock Option Agreement, an Option may be exercised from time to time by written notice to the Chief Financial Officer of the Company or his designee stating the number of shares with respect to which the Option is being exercised and accompanied by payment of the exercise price in cash or check payable to the Company, or, if the Stock Option Agreement so provides, other payment or deemed payment described in this subsection 5(c). Such notice shall be delivered in person or by facsimile transmission to the Chief Financial Officer of the Company or his designee or shall be sent by registered mail, return receipt requested, to the Chief Financial Officer of the Company or his designee, in which case delivery shall be deemed made on the date such notice is deposited in the mail.

                     Alternatively, payment of the exercise price may be made:

                               (1) In whole or in part, in shares of Common
                     Stock already owned by the Optionee or to be received upon exercise of the Option, provided that such shares are fully vested and free of all liens, claims, and encumbrances of any kind; provided, further, that the Optionee may not make payment in shares of Common Stock that he acquired upon the earlier exercise of any ISO, unless he has held the shares until at least two (2) years after the date the ISO was granted and at least one (1) year after the date the ISO was exercised. If payment is made in whole or in part in shares of Common Stock, then the Optionee shall deliver to the Company certificates registered in his name representing a number of shares of Common Stock legally and beneficially owned by him, fully vested and free of all liens, claims, and encumbrances of every kind and having a fair market value on the date of delivery that is not greater than the exercise price, such certificates to be duly endorsed, or accompanied by stock powers duly endorsed, by the record
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                                       -5-

                     holder of the shares represented by such certificates. If the exercise price exceeds the fair market value of the shares for which certificates are delivered, the Optionee shall also deliver cash or a check payable to the order of the Company in an amount equal to the amount of that excess, or, if the Stock Option Agreement so provides, his promissory note as described in the next following paragraph of this subsection 5(c); or

                               (2) In whole or in part by delivery of the
                     Optionee's recourse promissory note, in a form specified by the Company, secured by the Common Stock acquired upon exercise of the Option and such other security as the Committee may require.

                     Alternatively, Options may be exercised by means of a "cashless exercise" procedure in which a broker: (i) transmits the option price to the Company in cash or acceptable cash equivalents, either (1) against the Optionee's notice of exercise and the Company's confirmation that it will deliver to the broker stock certificates issued in the name of the broker for at least that number of shares having a fair market value equal to the option price, or (2) as the proceeds of a margin loan to the Optionee; or
           (ii) agrees to pay the option price to the Company in cash or acceptable cash equivalents upon the broker's receipt from the Company of stock certificates issued in the name of the broker for at least that number of shares having a fair market value equal to the option price.

                     At the time specified in an Optionee's notice of exercise, the Company shall, without issue or transfer tax to the Optionee, deliver to him at the main office of the Company, or such other place as shall be mutually acceptable, a certificate for the shares as to which his Option is exercised. If the Optionee fails to pay for or to accept delivery of all or any part of the number of shares specified in his notice upon tender of delivery thereof, his right to exercise the Option with respect to those shares shall be terminated, unless the Company otherwise agrees.

                     (d) Reload Options. The Committee may, in its discretion, provide in the terms of any Stock Option Agreement that if the Optionee delivers shares of Common Stock already owned or to be received upon exercise of the Option in full or partial payment of the option price, or in full or partial payment of the tax withholding obligations incurred on account of the exercise of the Option, the Optionee shall, either automatically and immediately upon such exercise, or in the discretion of the Committee upon such exercise, be granted a new option (a "Reload Option") to purchase that number of shares of Common Stock delivered by the Optionee to the Company, on such terms and conditions as the Committee may determine under the terms of the Plan. The exercise price for shares subject to a Reload Option shall be not less than one hundred percent (100%) of the fair market value of the shares on the date of grant of the Reload Option, and the duration of a Reload Option shall be equal to the unexpired term of the exercised Option on the date of exercise.

                     (e) Notice of ISO Stock Disposition. The Optionee must notify the Company promptly in the event that he sells, transfers, exchanges or otherwise disposes of any shares of Common Stock issued upon exercise of an ISO, before the later of (i) the


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                                       -6-

           second anniversary of the date of grant of the ISO, and (ii) the first anniversary of the date the shares were issued upon his exercise of the ISO.

                     (f) Effect of Cessation of Employment. The Committee shall determine in its discretion and specify in each Stock Option Agreement the effect, if any, of the termination of the Optionee's employment upon the exercisability of the Option.

                     (g) No Rights as Stockholder. An Optionee shall have no rights as a stockholder with respect to any shares covered by an Option until the date of issuance of a certificate to him for the shares. No adjustment shall be made for dividends or other rights for which the record date is earlier than the date the certificate is issued, other than as required or permitted pursuant to Section 11.

                     (h) Substituted Option. With the consent of the Optionee, the Committee shall have the authority at any time and from time to time to terminate any outstanding Option and grant in substitution for it a new Option covering the same number or a different number of shares, provided that the option price under the new Option shall be no less than the fair market value of the Common Stock on the date of grant of the new Option.


           6.  STOCK APPRECIATION RIGHTS

           The Committee may grant SARs in respect of such number of shares of Common Stock subject to the Plan as it shall determine, in its discretion, and may grant SARs either separately or in connection with Options, as described in the following sentence. An SAR granted in connection with an Option may be exercised only to the extent of the surrender of the related Option, and to the extent of the exercise of the related Option the SAR shall terminate. Shares of Common Stock covered by an Option that terminates upon the exercise of a related SAR shall cease to be available under the Plan. The terms and conditions of an SAR related to an Option shall be contained in the Stock Option Agreement, and the terms of an SAR not related to any Option shall be contained in an SAR Agreement.

           Upon exercise of an SAR, the Optionee shall be entitled to receive from the Company an amount equal to the excess of the fair market value, on the exercise date, of the number of shares of Common Stock as to which the SAR is exercised, over the exercise price for those shares under a related Option, or if there is no related Option, over the base value stated in the SAR Agreement. The amount payable by the Company upon exercise of an SAR shall be paid in the form of cash or other property (including Common Stock of the Company), as provided in the Stock Option Agreement or SAR Agreement governing the SAR.

           All grants of SARs to Insiders shall be capable of being settled only for cash and may not be granted in connection with an Option. If an SAR is awarded to a person who is not an Insider at the time of award but subsequently becomes an Insider, it shall be deemed to be amended to provide that it may be settled only in cash while such person is an Insider.
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           7.  RESTRICTED STOCK

           The Committee may grant or award shares of Restricted Stock in respect of such number of shares of Common Stock, and subject to such terms or conditions, as it shall determine and specify in a Restricted Stock Agreement.

           A holder of Restricted Stock shall have all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends, unless the Committee shall otherwise determine. Certificates representing Restricted Stock shall be imprinted with a legend to the effect that the shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Restricted Stock Agreement, and, if the Committee so determines, the Optionee may be required to deposit the certificates with an escrow agent designated by the Committee, together with a stock power or other instrument of transfer appropriately endorsed in blank.


           8.  SPECIAL BONUS GRANTS AND LOANS

           In its discretion, the Committee may grant in connection with any NSO or grant of Restricted Stock a special cash bonus in an amount not to exceed the lesser of (i) the combined federal, state and local income tax liability incurred by the Optionee as a consequence of his acquisition of stock pursuant to the exercise of the NSO or the grant or vesting of the Restricted Stock, and the related special bonus, or (ii) thirty percent (30%) of the imputed income realized by the Optionee on account of such exercise or vesting and the related special bonus. The Committee may, in its discretion, estimate the amount of the tax liability described in clause (i) of the immediately preceding sentence, using formulae or methods uniformly applied to Optionees in similar circumstances, without regard to the particular circumstances of an individual Optionee. A special bonus shall be payable solely to federal, state, and local taxing authorities for the benefit of the Optionee at such time or times as withholding payments of income tax may be required. A special bonus may be granted simultaneously with a related NSO or Restricted Stock grant or separately with respect to an outstanding NSO or Restricted Stock granted at an earlier date. In the event that an NSO with respect to which a special bonus has been granted becomes exercisable by the personal representative of the estate of the Optionee, or that Restricted Stock with respect to which a special bonus has been granted shall vest after the death of an Optionee, the bonus shall be payable to or for the benefit of the estate in the same manner and to the same extent as it would have been payable for the benefit of the Optionee had he survived to the date of exercise or vesting.

           In the Committee's discretion, a Stock Option Agreement or Restricted Stock Agreement may provide that to the extent that an Optionee does not receive a special bonus of the maximum amount permissible under this Section 8, the Company shall lend the Optionee an amount no greater than the excess of such maximum over the special bonus (if any) paid to the Optionee, for such term and at such rate of interest (or no interest) and on such further terms and conditions as the Committee determines.
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                                       -8-

           9.  OPTIONS AND OTHER RIGHTS VOIDABLE

           If an individual to whom a grant has been made fails to execute and deliver to the Committee a Stock Option Agreement, SAR Agreement or Restricted Stock Agreement within thirty (30) days after it is submitted to him, the Option or Other Rights granted under the agreement shall be voidable by the Company at its election, without further notice to the Optionee.


           10. REQUIREMENTS OF LAW

           The Company shall not be required to transfer any Restricted Stock or to sell or issue any shares upon the exercise of any Option or SAR if the issuance of such shares will result in a violation by the Optionee or the Company of any provisions of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act, upon the transfer of Restricted Stock or the exercise of any Option or SAR the Company shall not be required to issue shares unless the Board has received evidence satisfactory to it to the effect that the holder of the Option or Other Right will not transfer such shares except pursuant to a registration statement in effect under the Securities Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Board shall be conclusive. The Company shall not be obligated to take any other affirmative action in order to cause the transfer of Restricted Stock or the exercise of an Option or SAR to comply with any law or regulations of any governmental authority, including, without limitation, the Securities Act or applicable state securities laws.


           11.  CHANGES IN CAPITAL STRUCTURE

           In the event that the outstanding shares of Common Stock are hereafter changed for a different number or kind of shares or other securities of the Company, by reason of a reorganization, recapitalization, exchange of shares, stock split, combination of shares or dividend payable in shares or other securities, a corresponding adjustment shall be made by the Committee in the number and kind of shares or other securities covered by outstanding Options and Other Rights, and for which Options or Other Rights may be granted under the Plan. Any such adjustment in outstanding Options or Other Rights shall be made without change in the total price applicable to the unexercised portion of the Option, but the price per share specified in each Stock Option Agreement or agreement as to Other Rights shall be correspondingly adjusted; provided, however, that no adjustment shall be made with respect to an ISO that would constitute a modification as defined in Section 424 of the Code. Any such adjustment made by the Committee shall be conclusive and binding upon all affected persons, including the Company and all Optionees.

           If while unexercised Options or SARs remain outstanding under the Plan the Company merges or consolidates with a wholly-owned subsidiary for the purpose of reincorporating itself under the laws of another jurisdiction, the Optionees will be entitled to acquire shares of Common Stock of the reincorporated Company upon the same terms and conditions as were in
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effect immediately prior to such reincorporation (unless such reincorporation involves a change in the number of shares or the capitalization of the Company, in which case proportional adjustments shall be made as provided above) and the Plan, unless otherwise rescinded by the Board, will remain the Plan of the reincorporated Company.

           Except as otherwise provided in the preceding paragraph, if while unexercised Options or SARs remain outstanding under the Plan the Company merges or consolidates with one or more corporations (whether or not the Company is the surviving corporation), or is liquidated or sells or otherwise disposes of substantially all of its assets to another entity, or upon a Change of Control (as defined herein), then, except as otherwise specifically provided to the contrary in an Optionee's Stock Option Agreement, SAR Agreement or Restricted Stock Agreement, the Committee, in its discretion, shall amend the terms of all outstanding Options and SARs so that either:

                     (i) after the effective date of such merger, consolidation, sale or Change of Control, as the case may be, each Optionee shall be entitled, upon exercise of an Option or SAR, to receive in lieu of shares of Common Stock the number and class of shares of such stock or other securities to which he would have been entitled pursuant to the terms of the merger, consolidation, sale or Change of Control if he had been the holder of record of the number of shares of Common Stock as to which the Option or SAR is being exercised, or shall be entitled to receive from the successor entity a new stock option or stock appreciation right of comparable value; or

                     (ii) all outstanding Options and SARs shall be cancelled as of the effective date of any such merger, consolidation, liquidation, sale or Change of Control, provided that each Optionee shall have the right to exercise his Option or SAR according to its terms during the period of twenty (20) days ending on the day preceding the effective date of such merger, consolidation, liquidation, sale or Change of Control; and in addition to the foregoing, the Committee may in its discretion amend the terms of an Option or SAR by cancelling some or all of the restrictions on its exercise, to permit its exercise pursuant to this paragraph
                     (ii) to a greater extent than that permitted on its existing terms; or

                     (iii) all outstanding Options and SARs shall be cancelled as of the effective date of any such merger, consolidation, liquidation, sale or Change of Control in exchange for consideration in cash or in kind, which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the Optionee would have received had the Option been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise had been made prior to such merger, consolidation, liquidation, sale or Change in Control, less the option price therefor. Upon receipt of such consideration by the Optionee, his or her Option shall immediately terminate and be of no further force and effect. The value of the stock or other securities the Optionee would have received if the Option had been exercised shall be determined in good faith by the Committee, and in the case of shares of the Common Stock of the Company, in accordance with the provisions of Section 5(b).
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                                      -10-

           A "Change of Control" of the Company shall be deemed to have occurred if any person (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) other than a trust related to an employee benefit plan maintained by the Company becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of fifty percent (50%) or more of the Company's outstanding Common Stock, and within the period of twenty-four (24) consecutive months immediately thereafter, individuals other than (a) individuals who at the beginning of such period constitute the entire Board of Directors or (b) individuals whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, become a majority of the Board of Directors.

           Notwithstanding any provision of this Section 11 to the contrary, if while unexercised Options or SARs remain outstanding under the Plan the Company or a wholly owned subsidiary of the Company merges or consolidates with one or more corporations (whether or not the Company is the surviving corporation) in any transaction or series of related transactions and there is a Limited Change of Control (as defined herein), then the terms of all outstanding Options and SARs shall be amended so that any vesting restrictions on the exercise of the Option or SAR shall be cancelled as of the effective date of the merger or consolidation and, if the Company is not the surviving corporation, after the effective date of such merger or consolidation each Optionee shall be entitled, upon exercise of an Option or SAR, to receive in lieu of shares of Common Stock the number and class of shares of such stock or other securities and such other consideration to which he would have been entitled as a result of the terms of the merger or consolidation if he had been the holder of record of the number of shares of Common Stock as to which the Option or SAR is being exercised. A "Limited Change of Control" shall be deemed to have occurred if (i) following the merger or consolidation individuals serving as members of the Board immediately prior to the merger or consolidation no longer constitute a majority of the individuals serving as members of the Board (or the board of directors of the surviving corporation) and (ii) the voting securities of the Company outstanding immediately prior to the merger or consolidation fail to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the voting power of the securities of the Company or the surviving entity outstanding immediately after the merger or consolidation.

           Except as expressly provided to the contrary in this Section 11, the issuance by the Company of shares of stock of any class for cash or property or for services, either upon direct sale or upon the exercise of rights or warrants, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect the number, class or price of shares of Common Stock then subject to outstanding Options or SARs.


           12.  FORFEITURE FOR DISHONESTY

           Notwithstanding anything to the contrary in the Plan, if the Board determines, after full consideration of the facts presented on behalf of both the Company and an Optionee, that the Optionee has been engaged in fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment by the Company or a Subsidiary, which damaged the Company or Subsidiary, or has disclosed trade secrets or other proprietary information of the
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                                      -11-

Company or a Subsidiary, (a) the Optionee shall forfeit all unexercised Options and all exercised Options under which the Company has not yet delivered the certificates, and (b) the Company shall have the right to repurchase all or any part of the shares of Common Stock acquired by the Optionee upon the earlier exercise of any Option, at a price equal to the amount paid to the Company upon such exercise, increased by an amount equal to the interest that would have accrued in the period between the date of exercise of the Option and the date of such repurchase upon a debt in the amount of the exercise price, at the prime rate(s) announced from time to time during such period in the Federal Reserve Statistical Release Selected Interest Rates. The decision of the Board as to the cause of an Optionee's discharge and the damage done to the Company or a Subsidiary shall be final, binding, and conclusive. No decision of the Board, however, shall affect in any manner the finality of the discharge of an Optionee by the Company or a Subsidiary.


           13.  MISCELLANEOUS

           (a) Nonassignability of Other Rights. No Other Rights shall be assignable or transferable by the Optionee except by will or the laws of descent and distribution. During the life of the Optionee, Other Rights shall be exercisable only by the Optionee.

           (b) No Guarantee of Employment. Neither the Plan nor any Stock Option Agreement, SAR Agreement or Restricted Stock Agreement shall give an employee the right to continue in the employment of the Company or a Subsidiary, or give the Company or a Subsidiary the right to require an employee to continue in employment.

           (c) Tax Withholding. To the extent required by law, the Company shall withhold or cause to be withheld income and other taxes with respect to any income recognized by an Optionee by reason of the exercise or vesting of an Option or Other Right, or a cash bonus paid in connection with such exercise or vesting, and as a condition to the receipt of any Option or Other Right or related cash bonus the Optionee shall agree that if the amount payable to him by the Company and any Subsidiary in the ordinary course is insufficient to pay such taxes, then he shall upon the request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations.

           Without limiting the foregoing, the Committee may in its discretion permit any Optionee's withholding obligation to be paid in whole or in part in the form of shares of Common Stock, by withholding from the shares to be issued or by accepting delivery from the Optionee of shares already owned by him. The fair market value of the shares for such purposes shall be determined as set forth in Section 5(b). An Optionee may not make any such payment in the form of shares of Common Stock acquired upon the exercise of an ISO until the shares have been held by him for at least two (2) years after the date the ISO was granted and at least one (1) year after the date the ISO was exercised. If payment of withholding taxes is made in whole or in part in shares of Common Stock, the Optionee shall deliver to the Company certificates registered in his name representing shares of Common Stock legally and beneficially owned by him, fully vested and free of all liens, claims, and encumbrances of every kind, duly endorsed or accompanied by stock powers duly endorsed by the record holder of the shares represented by such certificates. If the Optionee is subject to
Section 16(a) of the Exchange Act, his ability to pay his withholding obligation in the form of shares of Common Stock shall be subject to such additional restrictions as may be necessary to avoid any transaction that might give rise to liability under Section 16(b) of the Exchange Act.

           (d) Use of Proceeds. The proceeds from the sale of shares pursuant to Options or Other Rights shall constitute general funds of the Company.


           14.  EFFECTIVE DATE, DURATION, AMENDMENT AND
                     TERMINATION OF PLAN

           The Plan shall be effective as of November 30, 1995, subject to ratification by (a) the holders of a majority of the outstanding shares of capital stock present, or represented, and entitled to vote thereon (voting as a single class) at a duly held meeting of the shareholders of the Company, or (b) by the written consent of the holders of a majority (or such greater degree as may be prescribed under the Company's charter, by-laws, and applicable state law) of the capital stock of the issuer entitled to vote thereon (voting as a single class) within twelve (12) months after such date. Options that are conditioned upon such ratification of the Plan by the shareholders may be granted prior to such ratification. The Committee may grant Options and Other Rights under the Plan from time to time until the close of business on November 26, 2005. The Board may at any time amend the Plan, provided, however, that without approval of the Company's stockholders there shall be no: (i) increase in the total number of shares covered by the Plan, except by operation of the provisions of Section 11, or the aggregate number of shares of Common Stock which may be issued to any single employee; (ii) change in the class of individuals eligible to receive Options or Other Rights; (iii) reduction in the exercise price of any ISO; (iv) extension of the latest date upon which any ISO may be exercised; (v) material increase of the obligations of the Company or rights of any Optionee under the Plan or any Option or Other Rights granted pursuant to the Plan; or (vi) other change in the Plan that requires stockholder approval under applicable law. No amendment shall adversely affect outstanding Options or Other Rights without the consent of the Optionee. The Plan may be terminated at any time by action of the Board, but any such termination will not terminate Options and Other Rights then outstanding, without the consent of the Optionee.